Exhibit S

                                POWER OF ATTORNEY

      The undersigned, G. Nicholas Beckwith, III, Richard E. Cavanagh, Kent Dixon, Frank J. Fabozzi, Kathleen F. Feldstein, James T. Flynn, Jerrold B. Harris, R. Glenn Hubbard, W. Carl Kester, Karen P. Robards, Robert S. Salomon, Jr., Richard S. Davis, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff, Denis R. Molleur, Donald C. Burke, Neal J. Andrews, and Edward Baer and Vincent Tritto, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-2, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

                  (Remainder of page intentionally left blank)

      IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of November 2007.

Signature                       Title         Signature                Title
---------                       -----         ---------                -----

/s/ G. Nicholas Beckwith, III   Director/     /s/ R. Glenn Hubbard     Director/
-----------------------------   Trustee       --------------------     Trustee
G. Nicholas Beckwith, III                     R. Glenn Hubbard

/s/ Richard E. Cavanagh         Director/     /s/ W. Carl Kester       Director/
-----------------------------   Trustee       --------------------     Trustee
Richard E. Cavanagh                           W. Carl Kester

/s/ Kent Dixon                  Director/     /s Karen P. Robards      Director/
-----------------------------   Trustee       --------------------     Trustee
Kent Dixon                                    Karen P. Robards

/s/ Frank J. Fabozzi            Director/     /s/ Richard S. Davis     Director/
-----------------------------   Trustee       --------------------     Trustee
Frank J. Fabozzi                              Richard S. Davis

/s/ James T. Flynn              Director/     /s/ Henry Gabbay         Director/
-----------------------------   Trustee       --------------------     Trustee
James T. Flynn                                Henry Gabbay

/s/ Jerrold B. Harris           Director/
-----------------------------   Trustee
Jerrold B. Harris

                                   Appendix A

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BlackRock MuniYield Florida Insured Fund
BlackRock MuniYield Michigan Insured Fund, Inc.
BlackRock MuniYield New Jersey Insured Fund, Inc.
BlackRock MuniYield Pennsylvania Insured Fund
BlackRock S&P 500 Protected Equity Fund, Inc.
BlackRock Muni Intermediate Duration, Inc.
BlackRock Muni New York Intermediate Duration Fund, Inc.
BlackRock Debt Strategies Fund, Inc.
Master Senior Floating Rate LLC
BlackRock Senior Floating Rate Fund, Inc.
BlackRock Senior Floating Rate Fund II, Inc.
BlackRock Diversified Income Strategies Portfolio, Inc.
BlackRock Floating Rate Income Strategies Fund, Inc.
BlackRock Floating Rate Income Strategies Fund II, Inc.
BlackRock MuniHoldings Florida Insured Fund
BlackRock MuniHoldings Fund, Inc.
BlackRock MuniHoldings Fund II, Inc.
BlackRock MuniHoldings Insured Fund, Inc.
BlackRock MuniHoldings New Jersey Insured Fund, Inc.
BlackRock MuniHoldings New York Insured Fund, Inc.
BlackRock MuniVest Fund, Inc.
BlackRock MuniVest Fund II, Inc.
BlackRock Senior High Income Portfolio, Inc.
BlackRock Apex Municipal Fund, Inc.
BlackRock Corporate High Yield Fund, Inc.
BlackRock Corporate High Yield Fund III, Inc.
BlackRock Corporate High Yield Fund V, Inc.
BlackRock Corporate High Yield Fund VI, Inc.
BlackRock MuniAssets Fund, Inc.
BlackRock MuniEnhanced Fund, Inc.
BlackRock MuniHoldings California Insured Fund, Inc.
BlackRock MuniHoldings Insured Fund II, Inc.
BlackRock MuniYield Fund, Inc.
BlackRock MuniYield Arizona Fund, Inc.
BlackRock MuniYield California Fund, Inc.
BlackRock MuniYield California Insured Fund, Inc.
BlackRock MuniYield Florida Fund
BlackRock MuniYield Insured Fund, Inc.
BlackRock MuniYield Michigan Insured Fund II, Inc.
BlackRock MuniYield New Jersey Fund, Inc.
BlackRock MuniYield New York Insured Fund, Inc.
BlackRock MuniYield Quality Fund, Inc.
BlackRock MuniYield Quality Fund II, Inc.
BlackRock Capital and Income Strategies Fund
BlackRock Preferred Income Strategies Fund, Inc.
BlackRock Preferred & Corporate Income Strategies Fund, Inc.
BlackRock Multi-Strategy Hedge Opportunities LLC
BlackRock Multi-Strategy Hedge Advantage
BlackRock Long-Term Municipal Advantage Trust
BlackRock California Insured Municipal Income Trust
BlackRock Florida Insured Municipal Income Trust
BlackRock New York Insured Municipal Income Trust
BlackRock Municipal Income Trust II
BlackRock New York Municipal Income Trust II
BlackRock California Municipal Income Trust II
BlackRock California Municipal Bond Trust
BlackRock Municipal Bond Trust
BlackRock Florida Municipal Bond Trust
BlackRock New Jersey Municipal Bond Trust
BlackRock New York Municipal Bond Trust
BlackRock Maryland Municipal Bond Trust
BlackRock Virginia Municipal Bond Trust
BlackRock California Municipal 2018 Term Trust
BlackRock New York Municipal 2018 Term Trust
BlackRock Municipal 2018 Term Trust
BlackRock California Municipal Income Trust
BlackRock Municipal Income Trust
BlackRock Florida Municipal Income Trust
BlackRock New Jersey Municipal Income Trust
BlackRock New York Municipal Income Trust
BlackRock Insured Municipal Income Trust
BlackRock Pennsylvania Strategic Municipal Trust
BlackRock Strategic Municipal Trust
BlackRock Insured Municipal Term Trust, Inc.
BlackRock California Insured Municipal 2008 Term Trust, Inc.
BlackRock Florida Insured Municipal 2008 Term Trust
BlackRock Insured Municipal 2008 Term Trust, Inc.
BlackRock Investment Quality Municipal Trust, Inc.
BlackRock New York Insured Municipal 2008 Term Trust, Inc.
BlackRock California Investment Quality Municipal Trust, Inc.
BlackRock Florida Investment Quality Municipal Trust
BlackRock New Jersey Investment Quality Municipal Trust, Inc.
BlackRock New York Investment Quality Municipal Trust, Inc.
BlackRock Global Equity Income Trust
BlackRock Preferred and Equity Advantage Trust
BlackRock Real Asset Equity Trust
BlackRock World Investment Trust
BlackRock Enhanced Dividend Achievers(TM) Trust
BlackRock Global Opportunities Equity Trust
BlackRock High Income Shares
BlackRock Health Sciences Trust
BlackRock Global Energy and Resources Trust
--------------------------------------------------------------------------------

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B1ackRock Enhanced Equity Yield, Inc.
B1ackRock Enhanced Equity Yield & Premium Fund, Inc.
B1ackRock Enhanced Government Fund, Inc.
B1ackRock High Yield Trust
B1ackRock Income Trust, Inc.
B1ackRock Income Opportunity Trust, Inc.
B1ackRock Municipal 2020 Term Trust
BlackRock Florida Municipal 2020 Term Trust
B1ackRock Broad Investment Grade 2009 Term Trust, Inc.
BCT Subsidiary, Inc.
BlackRock Global Floating Rate Income Trust
B1ackRock S&P Quality Rankings Global Equity Managed Trust
B1ackRock Strategic Dividend Achievers(TM) Trust
B1ackRock Dividend Achievers(TM) Trust
B1ackRock Limited Duration Income Trust
BlackRock Preferred Opportunity Trust
BlackRock Core Bond Trust
B1ackRock Strategic Bond Trust
Massachusetts Health & Education Tax-Exempt Trust
--------------------------------------------------------------------------------